BARINGS BDC SENIOR FUNDING I, LLC
as Company
and
BARINGS LLC
as Investment Adviser
INVESTMENT MANAGEMENT AGREEMENT
Dated as of August 3, 2018

INVESTMENT MANAGEMENT AGREEMENT, dated as of August 3, 2018 (this “Agreement”), between BARINGS BDC SENIOR FUNDING I, LLC, a Delaware limited liability company (the “Company”), and BARINGS LLC, a Delaware limited liability company (in such capacity, the “Investment Adviser”).
WHEREAS, the Company desires to engage the Investment Adviser to provide the services described herein, and the Investment Adviser desires to provide such services; and
WHEREAS, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement dated as of the date hereof (together with any agreements referred to therein, the “Credit Agreement”), between the Company, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent (the “Administrative Agent”) and as sole lead arranger and sole book manager.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, the parties hereto hereby agree as follows:
1.Management Services.
The Investment Adviser will provide the Company with the following services (in accordance with and subject to the applicable requirements of, and the restrictions and limitations set forth in, the Loan Documents, the Limited Liability Company Agreement and the limited liability company agreement of the Investment Adviser):
(a)    determining the specific Collateral Assets or other assets to be purchased or sold by the Company, taking into consideration the payment obligations of the Company under the Credit Agreement in so doing, such that expected distributions on the Collateral Assets and other assets of the Company permit a timely performance of the payment obligations by the Company under the Credit Agreement; provided that the Investment Adviser does not hereby guarantee the timely performance of such payment obligations;
(b)    effecting the purchase and sale of Collateral Assets and all other assets of the Company;
(c)    subject to the limitations set forth in the Credit Agreement and the Collateral Administration Agreement, negotiating with underlying obligors of the Collateral Assets (the “Underlying Obligors”) as to proposed amendments and modifications (including but not limited to extensions or releases of collateral) of the documentation evidencing and governing the Collateral Assets;
(d)    making determinations with respect to the Company’s exercise (including but not limited to any waiver) of any rights (including but not limited to voting rights and rights arising in connection with the bankruptcy or insolvency of an Underlying Obligor or the consensual or non-judicial restructuring of the debt or equity of an Underlying Obligor) or remedies in connection with the Collateral Assets and participating in the committees (official or otherwise) or other groups formed by creditors of an Underlying Obligor;

(e)    monitoring the ratings of the Collateral Assets;
(f)    determining whether each Collateral Asset is an Eligible Collateral Asset;
(g)    monitoring the Collateral Assets on an ongoing basis and providing to the Administrative Agent and the Company or to any other Person designated by the Company all information and data which is generated by, or reasonably accessible to, the Investment Adviser and which is required under the Credit Agreement or requested by the Company in connection with the preparation of all reports, certificates, schedules and other data which the Company is required to prepare and deliver under the Credit Agreement, in the form and containing all information required by the Credit Agreement, in sufficient time for the Company, or the Person designated by the Company (including but not limited to the Collateral Administrator), to review such data and prepare and deliver to the parties entitled thereto all such reports, certificates, schedules and other data required by the Credit Agreement;
(h)    managing the Company’s investments within the parameters set forth in the Credit Agreement, including, without limitation, the limitations relating to the definitions of Collateral Assets, Portfolio Criteria, and Eligible Collateral Assets;
(i)    complying with such other duties and responsibilities as may be expressly required of the Investment Adviser by the Credit Agreement;
(j)    notifying the Company in writing within one (1) Business Day of a Default or an Event of Default under the Credit Agreement to the extent the Investment Adviser has actual knowledge of the occurrence thereof; and
(k)    delivering Loan requests and payment instructions to the Administrative Agent and making the prepayment specifications referred to in Section 2.03 of the Credit Agreement.
The Company agrees for the benefit of the Investment Adviser and the Administrative Agent to follow the lawful instructions and directions of the Investment Adviser in connection with the Investment Adviser’s services hereunder.
The Investment Adviser shall use commercially reasonable care in rendering its services hereunder, using a degree of skill and attention no less than that which the Investment Adviser exercises with respect to comparable assets that it manages for itself and for others in accordance with its existing practices and procedures relating to assets of the nature and character of Collateral Assets, except as expressly provided otherwise in this Agreement or the Credit Agreement. To the extent not inconsistent with the foregoing, the Investment Adviser will follow its customary standards, policies and procedures in performing its duties hereunder and in the Credit Agreement.  The Investment Adviser shall comply with and perform in all material respects all the duties and functions that have been specifically delegated to it under this Agreement and the Credit Agreement.  The Investment Adviser shall not be bound to follow any amendment to the Credit Agreement to which the Investment Adviser has not consented in writing. The Investment Adviser shall cause any purchase or sale of any Collateral Assets or other asset of the Company to be conducted on terms and conditions negotiated on an arm’s length basis or on terms and conditions that would be obtained in an arm’s length transaction in compliance with Section 2 and Section 8 hereof.
To the extent necessary or appropriate to perform all of the duties to be performed by it hereunder, the Investment Adviser shall have the power to negotiate, execute and deliver all necessary documents and instruments on behalf of the Company with respect to any Collateral Asset or other asset of the Company.
The Investment Adviser shall have no obligation to perform any duties other than those expressly specified herein or in the Credit Agreement.
Notwithstanding anything to the contrary in this Section 1, none of the services performed by the Investment Adviser shall result in or be construed as resulting in an obligation to perform any of the following: (i) the Investment Adviser acting repeatedly or continuously as an intermediary in securities for the Issuer or (ii) the Investment Adviser providing investment banking services to the Company.
The Company further grants to the Investment Adviser as the Company’s agent and attorney-in-fact power and authority to do and perform every act necessary and proper to be done in the exercise of the foregoing powers as fully as the duly authorized officers of the Company might or could do if personally present, including without limitations the following:
(a)negotiating and signing investment documents, (including, without limitation, commitment letters, note purchase agreements, mortgage loan agreements, purchase and sale agreements, bank loan agreements, participation agreements) (herein, each sometimes a “Company Agreement”);
(b)negotiating and entering into on the Client’s behalf any other related agreements and any amendment, modifications or waivers to such agreements and Client Agreements;
(c)entering into any amendment, modifications or waivers to such agreements referred to above;
by and on behalf of the Account as follows:
Barings BDC Senior Funding I, LLC
By: Barings LLC as Investment Adviser

By: __________________________________
Name: ________________________________
Title: _________________________________

2.    Brokerage.
The Investment Adviser shall use commercially reasonable efforts to obtain the best execution (but shall have no obligation to obtain the best prices available) for all orders placed with respect to the Collateral Assets, and other assets of the Company, considering all circumstances.  Subject to the objective of obtaining best execution, the Investment Adviser may take into consideration research and other brokerage services furnished to the Investment Adviser or its Affiliates by brokers and dealers which are not Affiliates of the Investment Adviser.  Such services may be used by the Investment Adviser or its Affiliates in connection with its other advisory activities or investment operations.  The Investment Adviser may aggregate sales and purchase orders placed with respect to the Collateral Assets, and other assets of the Company with similar orders being made simultaneously for other accounts managed by the Investment Adviser or with accounts of the Affiliates of the Investment Adviser, if in the Investment Adviser’s sole judgment such aggregation shall result in an overall economic benefit to the Company taking into consideration the selling or purchase price, brokerage commission and other expenses, as well as the availability of such Collateral Assets or other assets on any other basis.  In accounting for such aggregated order price, commission and other expenses may be apportioned on a weighted average basis.
The Company acknowledges that the determination of any such economic benefit by the Investment Adviser is subjective and represents the Investment Adviser’s evaluation at the time that the Company will be benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.  When any aggregate sales or purchase orders occur, the objective of the Investment Adviser (and any of its Affiliates involved in such transactions) shall be to allocate the executions among the accounts in an equitable manner and in accordance with the internal policies and procedures of the Investment Adviser.
Subject to the Investment Adviser’s execution obligations described herein, the Investment Adviser is hereby authorized to effect client cross-transactions where the Investment Adviser causes a transaction to be effected between the Company and another account advised by it or any of its Affiliates.  In addition, the Company hereby consents to, and authorizes the Investment Adviser to enter into, agency cross-transactions where it or any of its Affiliates acts as broker for the Company and for the other party to the transaction, to the extent permitted under applicable law, in which case the Investment Adviser or any such Affiliate will receive commissions from, and have a potentially conflicting division of loyalties and responsibilities regarding, both parties to the transaction;  provided that the Company shall the right to revoke such consent at any time by written notice to the Investment Adviser.  Also with the prior authorization of the Company and in accordance with Section 11(a) of the Securities Exchange Act of 1934, as amended, and regulation 11a2-2T thereunder (or any similar rule that may be adopted in the future), the Investment Adviser is authorized to effect transactions for the Company on a national securities exchange of which any of its Affiliates is a member and retain commissions in connection therewith, and the Investment Adviser will use commercially reasonable efforts to provide the Company with information annually disclosing commissions, if any, retained by the Investment Adviser’s Affiliates in connection with such transactions for the Company’s account.

All purchases and sales of Collateral Assets, and other assets of the Company by the Investment Adviser on behalf of the Company shall be in accordance with reasonable and customary business practices and in compliance with applicable laws.
3.    The Representations and Warranties of the Company.
The Company represents and warrants to the Investment Adviser that:
(a)    the Company has been duly organized and is validly existing under the laws of Delaware, has the full power and authority to own its assets and the obligations proposed to be owned by it and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its obligations under this Agreement and the Loan Documents would require, such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Company;
(b)    the Company has full limited liability company power and authority to execute, deliver and perform this Agreement, the Loan Documents and all obligations required hereunder and under the Loan Documents, and the performance of all obligations imposed upon it hereunder and thereunder;
(c)    this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable in accordance with its terms except that the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);
(d)    no consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other person is required for the performance by the Company of its duties hereunder, except such as have been duly made or obtained;
(e)    neither the execution and delivery of this Agreement nor the fulfillment of the terms hereof conflicts with or results in a material breach or violation of any of the material terms or provisions of or constitutes a material default under (i) the Company’s certificate of formation, limited liability company agreement or other constituent documents, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note, agreement or other evidence of indebtedness or other material agreement, obligation, condition, covenant or instrument to which the Company is a party or is bound, (iii) any statute applicable to the Company, or (iv) any law, decree, order, rule or regulation applicable to the Company of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having or asserting jurisdiction over the Company or its properties, and which would have a material adverse effect upon the performance by the Company of its duties under this Agreement;

(f)    the Company is not in violation of any U.S. federal or state securities law or regulation promulgated thereunder and there is no charge, investigation, action, suit or proceeding before or by any court or regulatory agency pending or, to the best knowledge of the Company, threatened that would have a material adverse effect upon the performance by the Company of its duties under this Agreement;
(g)    the Company has not engaged in any transaction that would result in the violation of, or require registration as an investment company under, the Investment Company Act;
(h)    the Company is not required to register as an “investment company” under the Investment Company Act; and
(i)    there is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of the Company, threatened that, if determined adversely to the Company, would have a material adverse effect upon the performance by the Company of its duties under, or on the validity or enforceability of, this Agreement or the provisions of the Credit Agreement applicable to the Company thereunder.
4.    Representations and Warranties of the Investment Adviser.
The Investment Adviser represents and warrants to the Company that:
(a)    the Investment Adviser is duly organized and validly existing under the laws of Delaware and has the full power and authority to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where the conduct of its business requires, or the performance of its obligations under this Agreement and the provisions of the Loan Documents applicable to the Investment Adviser would require, such qualification, except for failures to be so qualified, authorized or licensed which would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Investment Adviser, or on the ability of the Investment Adviser to perform its obligations under, or on the validity or enforceability of, this Agreement and the applicable provisions of the Loan Documents;
(b)    the Investment Adviser has full power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder and under the Loan Documents applicable to the Investment Adviser;
(c)    this Agreement has been duly authorized, executed and delivered by the Investment Adviser and constitutes a valid and binding agreement of the Investment Adviser, enforceable against it in accordance with its terms, except that the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);
(d)    the Investment Adviser is not in violation of any material federal or state securities law or regulation promulgated thereunder or any material listing requirements of any exchange on which it is listed and there is no charge, investigation, action, suit or proceeding before or by any court, exchange or regulatory agency pending or, to the best knowledge of the Investment Adviser, threatened, that in either case would have a material adverse effect upon the performance by the Investment Adviser of its duties under this Agreement;
(e)    neither the execution and delivery of this Agreement, nor the performance of the terms hereof or the provisions of the Loan Documents applicable to the Investment Adviser, conflicts with or results in a material breach or violation of any of the material terms or provisions of, or constitutes a material default under, (i) its charter or other constituent document, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other material agreement, obligation, condition, covenant or instrument to which the Investment Adviser is a party or is bound, (iii) any statute applicable to the Investment Adviser, or (iv) any law, decree, order, rule or regulation applicable to the Investment Adviser of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having or asserting jurisdiction over the Investment Adviser or its properties, and which would have, in the case of any of clauses (ii) through (iv) of this paragraph (e), a material adverse effect upon the performance by the Investment Adviser of its duties under this Agreement or the provisions of the Loan Documents applicable to the Investment Adviser; and
(f)    no consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other person is required for the performance by it of its duties hereunder, except such as have been duly made or obtained.
5.    Expenses.
The Investment Adviser shall pay all expenses and costs (including salaries, rent and other overhead) incurred by it in connection with its services under this Agreement; provided that the Investment Adviser shall not be liable for and the Company shall be responsible for the payment of (i) actual and reasonable expenses and costs of legal advisers (including actual and reasonable expenses and costs associated with the use of internal legal counsel of the Investment Adviser), consultants and other professionals retained by the Company or by the Investment Adviser, on behalf of the Company, in connection with the services provided by the Investment Adviser pursuant to this Agreement and the Credit Agreement and (ii) the reasonable cost of asset pricing and asset rating services, and accounting, programming and data entry services that are retained in connection with services of the Investment Adviser under this Agreement.  To the extent that such expenses are incurred in connection with obligations that are also held by the Investment Adviser, the Investment Adviser shall allocate the expenses among the accounts in a fair and equitable manner.  Any amounts payable pursuant to this Section 5 shall be reimbursed by the Company to the extent funds are available therefor in accordance with and subject to the limitations contained in the Credit Agreement.  Expenses and costs payable to the Investment Adviser under this Section 5 shall constitute “Permitted Uses” (as such term is defined in the Credit Agreement), and shall be paid to the extent of available funds and subject to the conditions set forth in Sections 6.11 and 7.05 of the Credit Agreement.
6.    [Reserved].
7.    Non-Exclusivity.

The services of the Investment Adviser to the Company are not to be deemed exclusive, and the Investment Adviser shall be free to render asset management or management services to other Persons (including Affiliates, other investment companies, and clients having objectives similar to those of the Company).  It is understood and agreed that the officers and directors of the Investment Adviser may engage in any other business activity or render services to any other Person or serve as partners, officers or directors of any other firm or corporation.  Notwithstanding the foregoing, it is understood and agreed that the Investment Adviser will at no time render any services to, or in any way participate in the organization or operation of, any investment company or other entity if such actions would require the Company to register as an “investment company” under the Investment Company Act.  Subject to Sections 2 and 9 hereof, it is understood and agreed that information or advice received by the Investment Adviser and officers or directors of the Investment Adviser hereunder shall be used by such organization or such persons to the extent permitted by applicable law.
8.    Conflicts of Interest.
The Investment Adviser, in its capacity as investment adviser under this Agreement, shall not, and will not direct the Company to, purchase any Collateral Asset from, or sell any such security to, the Investment Adviser, any of its Affiliates or any account or portfolio for which the Investment Adviser or any of its Affiliates serve as investment advisor; provided that the Collateral Manager may effect any purchase or sale described above, if (a) such purchase or sale is done in an arm’s-length transaction, (b) such purchase or sale (including any consents, if required) is effected in accordance with all applicable laws (including, without limitation, the Advisers Act) and contractual obligations binding on the Company and such counterparty, (c) the Investment Adviser does not receive any fee in connection with such purchase or sale, (d) such purchase is effected using a sale agreement in a form satisfactory to the Administrative Agent and each Lender, (e) an opinion of counsel of nationally recognized standing, acceptable to the Required Lenders, is addressed and delivered to the Administrative Agent and each Lender, as to (I) treatment of such purchase as a “true sale” for purposes of the Bankruptcy Code and the insolvency law of such other jurisdiction of the selling Affiliate that may be relevant, (II) an updated nonconsolidation opinion in relation to the opinion in Section 4.01(a)(ix) of the Credit Agreement, (III) perfection of the back-up security interest referenced in (z) below and (IV) such other matters concerning such sale as the Required Lenders may reasonably request, such opinions in each case to be acceptable to the Required Lenders in their sole discretion and (f) the Borrower has submitted back-up filings against the seller of such Collateral Assets under the UCC or other appropriate filing offices in each relevant jurisdiction which are effective to perfect a security interest of the Borrower over the relevant Collateral Asset in the event the relevant sale were to be characterized as a financing..
To the extent that applicable law requires disclosure to and the consent and approval of the Company and/or any other person to any purchase or sale transaction on a principal basis with the Investment Adviser or its Affiliates, such requirements may be satisfied with respect to the Company and/or any such person by (i) giving disclosure and obtaining consent and approval on behalf of the Company from an independent review party or (ii) in any other manner which, in accordance with the advice of nationally recognized U.S. counsel experienced in such matters, is permitted pursuant to then applicable law (including, without limitation, the Advisers Act).
Notwithstanding the provisions of the preceding paragraph, various potential and actual conflicts of interest may arise from the overall investment activity of the Investment Adviser and its Affiliates.  The Investment Adviser, its Affiliates and their respective clients may invest in obligations that would be appropriate for inclusion in the Company’s assets.  Such investments may be different from those made on behalf of the Company.  The Investment Adviser and its Affiliates may have ongoing relationships with companies whose obligations are pledged under the Credit Agreement and may own equity or debt obligations issued by issuers of and other obligors of Collateral Assets.  The Investment Adviser and its Affiliates and the clients of the Investment Adviser or its Affiliates may invest in obligations that are senior to, or have interests different from or adverse to, the assets of the Company.  The Investment Adviser may serve as Investment Adviser for, invest in, or be affiliated with, other entities organized to issue collateralized debt obligations secured by loans, high-yield debt securities, or other debt obligations.  The Investment Adviser may at certain times be simultaneously seeking to purchase or sell investments for the Company and any similar entity for which it serves as Investment Adviser in the future, or for its clients and Affiliates.  Furthermore, the Investment Adviser and/or its Affiliates may make an investment on their behalf or on behalf of any account that they manage or advise without offering the investment opportunity or making an investment on behalf of the Company.
The Company hereby acknowledges the various potential and actual conflicts of interest that may exist with respect to the Investment Adviser; provided that nothing in this Section 8 shall be construed as altering the duties of the Investment Adviser as set forth in this Agreement, the Credit Agreement or the requirements of any law, rule, or regulation applicable to the Investment Adviser.
9.    Records; Confidentiality.
(a)    The Investment Adviser shall maintain appropriate books of account and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by a representative of the Company, the Administrative Agent, and accountants of the Company at a mutually agreed time during normal business hours and upon not less than 5 Business Days’ prior notice.
(b)    If, and only if, Barings LLC or any of its Affiliates is no longer the Investment Adviser, then:
(i)    At no time will the Investment Adviser make a public announcement concerning the Loan Documents, the Investment Adviser’s role hereunder or any other aspect of the transactions contemplated by this Agreement and the Loan Documents absent the written consent of the Company and the Administrative Agent.
(ii)    The Investment Adviser shall, and shall cause its Affiliates to, keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to non affiliated third parties except

(i) with the prior written consent of the Company, (ii) as required by law, regulation, court order or the rules or regulations of any self regulating organization, body or official having jurisdiction over the Investment Adviser, (iii) to its professional advisers, (iv) such information as shall have been publicly disclosed other than in violation of this Agreement, (v) the identification of the Company as a client of the Investment Adviser, (vi) information related to the performance of the Investment Adviser, (vii) information furnished in connection with any successor investment manager or assignee, or any agent that has been assigned duties in accordance with this Agreement, or (viii) such information that was or is obtained by the Investment Adviser on a non confidential basis; provided that the Investment Adviser does not know or have reason to know, after due inquiry, of any breach by such source of any confidentiality obligations with respect thereto.  For purposes of this Section 9, the Administrative Agent shall in no event be considered a “non affiliated third party,” and the Investment Adviser may disclose any of the aforementioned information to the Administrative Agent insofar as such information relates to Collateral Assets under the Credit Agreement.
10.    Term.
This Agreement shall become effective on the date hereof and shall continue unless terminated as hereinafter provided.
11.    Termination.
(a)    This Agreement may be terminated, and the Investment Adviser may be removed, without payment to the Investment Adviser of any penalty, for cause upon 30 Business Days’ prior written notice by the Company, acting with the consent of the Administrative Agent; provided that such notice may be waived by the Investment Adviser.  For this purpose, “cause” will mean the occurrence of any of the following events or circumstances:
(i)    the Investment Adviser in bad faith willfully violates, or takes any action that it knows breaches, any material provision of any Loan Document applicable to it (other than a willful and intentional breach that results from a good faith dispute regarding reasonable alternative courses of action or interpretation of instructions);
(ii)    the Investment Adviser fails to observe or perform in any material respect any covenant or agreement applicable to it in any Loan Document and such failure continues unremedied for a period of 45 days (if such failure can be remedied) or 60 days if the Investment Adviser has commenced and is diligently pursuing such remedy after the earlier of (A) the Investment Adviser’s actual knowledge of such failure or (B) its receipt of written notice of such failure;
(iii)    the failure of any representation, warranty, certification or statement made or delivered in writing by the Investment Adviser in or pursuant to this Agreement or the Loan Documents to be correct in any material respect when made which failure (a) could reasonably be expected to have a material adverse effect on the Administrative Agent and (b) continues unremedied for a period of 45 days (if such failure can be remedied) or 60 days if the Investment Adviser has commenced and is diligently pursuing such remedy after the earlier of (A) the Investment Adviser’s actual knowledge of such failure or (B) its receipt of written notice of such failure;
(iv)    the Investment Adviser (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger), (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due, (4) makes a general assignment, arrangement or composition with or for the benefit of its creditors, (5) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property or (6) is adjudicated as insolvent or bankrupt, or a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Investment Adviser, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Investment Adviser or of any substantial part of its property, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;
(v)    the occurrence of an Event of Default under the Loan Documents that results directly from any material breach by the Investment Adviser of its duties under the Loan Documents or this Agreement; or
(vi)    a Credit Trigger occurs solely in respect of the Investment Adviser.
If any such event occurs, the Investment Adviser shall give prompt written notice thereof to the Company and the Administrative Agent promptly upon the Investment Adviser becoming aware of the occurrence of such event.
(b)    The Investment Adviser shall have the right to terminate this Agreement only upon 60 days prior written notice to the Company and the Administrative Agent, and this Agreement shall terminate automatically in the event of its assignment by the Investment Adviser without the prior written consent of the Company.
(c)    This Agreement shall be automatically terminated in the event that the Company determines in good faith that the Company or the Company’s asset portfolio has become required to be registered under the provisions of the Investment Company Act.
(d)    Within 30 days of the resignation or removal of the Investment Adviser, the Company may appoint a successor investment manager that is reasonably acceptable to the Administrative Agent.  No such resignation or removal will be effective until the date as of which a successor investment manager has assumed in writing the Investment Adviser’s duties and obligations as specified herein.
12.    Action Upon Termination.

(a)    Upon the effective termination of this Agreement, the Investment Adviser shall as soon as practicable:
(i)    deliver to the Company all property and documents of the Company or otherwise relating to the Company’s assets then in the custody of the Investment Adviser; and
(ii)    deliver to the Administrative Agent an account with respect to the books and records delivered to the Administrative Agent or the successor investment manager appointed pursuant to Section 11(d).
Notwithstanding such termination, the Investment Adviser shall remain liable to the extent set forth herein (but subject to Section 13 hereof) for its acts or omissions hereunder arising prior to termination and for any expenses, losses, damages, liabilities, demands, charges and claims (including reasonable attorney’s fees) in respect of or arising out of a material breach of the representations and warranties made by the Investment Adviser in Section 4 hereof or from any failure of the Investment Adviser to comply with the provisions of this Section 12.
(b)    The Investment Adviser agrees that, notwithstanding any termination, it shall reasonably cooperate in any suit, action or proceeding relating to this Agreement (each, a “Proceeding”) arising in connection with this Agreement, the Credit Agreement or any of the Company’s assets (excluding any such Proceeding in which claims are asserted against the Investment Adviser or any Affiliate of the Investment Adviser) so long as the Investment Adviser shall have been offered reasonable security, indemnity or other provisions against the cost, expenses and liabilities that might be incurred in connection therewith and a reasonable per diem fee.
13.    Liability of Investment Adviser; Delegation.
(a)    The Investment Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder and under the terms of the Loan Documents made applicable to it pursuant to the terms of this Agreement applicable to it in good faith.  The Investment Adviser shall not be responsible for any action or inaction of the Company in declining to follow any advice, recommendation, or direction of the Investment Adviser.  The Investment Adviser shall have no liability to the Administrative Agent or other Company’s creditors, for any act, omission, error of judgment, mistake of law, or for any claim, loss, liability, damage, judgment, settlement, cost or other expense (including attorney’s fees and expenses) arising out of or with respect to any investment, or for any other act or omission in the performance of its obligations to the Company, except for any liability to which it would be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder.  In providing services hereunder, the Investment Adviser may rely in good faith upon and will incur no liability for relying upon advice of nationally recognized counsel, accountants or other advisers as the Investment Adviser determines, in its sole discretion, is reasonably appropriate in connection with the services provided by the Investment Adviser under this agreement. The Investment Adviser may, without the consent of any party, employ third parties, including, without limitation, its Affiliates, to render advice (including investment advice), to provide services to arrange for trade execution and otherwise provide assistance to the Company and to perform any of its duties hereunder; provided that, the Investment Adviser shall not be relieved of any of its duties hereunder regardless of the performance of any services by third parties, including Affiliates.
Notwithstanding the above and Section 17, the Investment Adviser shall be permitted to assign any or all of its rights and delegate any or all of its obligations to an Affiliate reasonably acceptable to the Administrative Agent that (i) will professionally and competently perform duties similar to those imposed upon the Investment Adviser under this Agreement and (ii) is legally qualified and has the capacity to act as the Investment Adviser under this Agreement.  The Investment Adviser shall not be liable for any consequential, special, punitive, exemplary or treble damages or lost profits hereunder or under the Credit Agreement.
(b)    The Company shall reimburse, indemnify and hold harmless the directors, officers and employees of the Investment Adviser and any of its Affiliates from any and all actual and reasonable out-of-pocket expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees and expenses), as are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation with respect to any pending or threatened litigation caused by, or arising out of or in connection with, any acts or omissions of the Investment Adviser, its directors, officers, stockholders, agents and employees made in good faith and in the performance of the Investment Adviser’s duties under this Agreement or the Loan Documents except to the extent resulting from such person’s bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder or thereunder.  The Investment Adviser, its directors, officers, stockholders, agents and employees may consult with counsel and accountants with respect to the affairs of the Company and shall be fully protected and justified, to the extent allowed by law, in acting, or failing to act, if such action or failure to act is taken or made in good faith and is in accordance with the advice or opinion of such counsel or accountants.  Notwithstanding anything contained herein to the contrary, the obligations of the Company under this Section 13(b) shall be payable from the Company’s assets and are subject to the availability of funds and to the conditions set forth in the Credit Agreement.
(c)    The Investment Adviser shall reimburse, indemnify and hold harmless the Company, its members, manager, officers, agents and employees from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees and expenses), as are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation with respect to any pending or threatened litigation caused by, or arising out of or in connection with, any acts or omissions of the Investment Adviser constituting bad faith, willful misconduct or gross negligence of its duties under this Agreement or under the Loan Documents.
14.    Obligations of Investment Adviser.
Unless otherwise required by any provision of the Loan Documents or this Agreement or by applicable law, the Investment Adviser shall not intentionally take any action, which it knows would (a) require registration of the Company or the Company’s assets as an “investment company” under the Investment Company Act, (b) cause the Company to fail to comply with any of the provisions of the Company’s Limited Liability Agreement, (c) not be permitted under the Company’s Limited Liability Company Agreement (including, but not limited to Sections

1.7 and 1.8 thereof), (d) cause the Company to violate the terms of the Loan Documents or (e) subject the Company to material federal, state or other income taxation, it being understood that in connection with the foregoing the Investment Adviser will not be required to make any independent investigation of any facts or laws not otherwise known to it in connection with its obligations under this Agreement and the Loan Documents or the conduct of its business generally.  The Investment Adviser covenants that it shall comply in all material respects with all laws and regulations applicable to it in connection with the performance of its duties under this Agreement and the Loan Documents. The Investment Adviser covenants that it shall (i) not hold out the Collateral Assets as its assets, (ii) take all action to ensure that the Collateral Assets are held in the name of the Company or, if held by an agent of the Company, clearly designate such agent as being the Company’s agent and (iii) not fail to correct any known misunderstandings regarding the separate identity of the Company and shall not identify itself as a division or department of the Company.
15.    No Partnership or Joint Venture.
The Company and the Investment Adviser are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.  The Investment Adviser’s relation to the Company shall be deemed to be that of an independent contractor.
16.    Notices.
Any notice under this Agreement shall be in writing and sent by facsimile, confirmed by telephonic communication, or addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice.  Until further notice to the other party it is agreed that the address of the Company and the Administrative Agent for this purpose shall be as set forth on Schedule 10.02 to the Credit Agreement, and the address of the Investment Adviser for this purpose shall be:
Barings BDC Senior Funding I, LLC
300 South Tryon Street, Suite 2500
Charlotte, NC 28202
Attention: Jon Bock and Chris Cary
Telephone: +19804175831(Bock); +19804175830 (Cary)
Electronic Mail: jonathan.bock@barings.com and chris.cary@barings.com

All notices are to be effective in accordance with Section 10.02 of the Credit Agreement.
17.    Succession/Assignment.
This Agreement shall inure to the benefit of and be binding upon the successors to the parties hereto.  No assignment of this Agreement by the Investment Adviser shall be made without the consent of the Company and the Administrative Agent.
18.    Conflicts with the Credit Agreement.

Subject to the provisions of Section 1 hereof pertaining to the binding effect of certain amendments to the Credit Agreement on the Investment Adviser, in the event that this Agreement requires any action to be taken with respect to any matter and the Credit Agreement requires that a different action be taken with respect of such matter, and such actions are mutually exclusive, the provisions of the Credit Agreement in respect thereof shall control.
19.    Miscellaneous.
(a)    This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles.  With respect to any Proceeding, each party irrevocably (i) submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.  Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.
(b)    THE PARTIES HERETO IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OR DELIVERY OF COPIES OF SUCH PROCESS TO EACH SUCH PARTY AT THE ADDRESS SPECIFIED IN SECTION 16 HEREOF.  THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(c)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(d)    No failure on the part of either party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
(e)    The captions in this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(f)    In the event any provision of this Agreement shall be held invalid or unenforceable, by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof.
(g)    This Agreement may not be amended or modified or any provision thereof waived without the consent of the Administrative Agent and an instrument in writing signed by the parties hereto.
(h)    This Agreement and the Loan Documents contain the entire understanding and agreement between the parties and supersedes all other prior understandings and agreements, whether written or oral, between the parties concerning this subject matter.  The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.
(i)    The Investment Adviser (i) consents to, and agrees to perform in all material respects, the provisions of the Loan Documents applicable to the Investment Adviser, (ii) acknowledges that the Company is assigning all of its right, title and interest in, to and under this Agreement to the Administrative Agent under the Security Agreement and (iii) agrees that all of the representations, covenants and agreements made by the Investment Adviser in the Agreement are for the benefit of the Administrative Agent.
(j)    This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
(k)    Each representation and warranty made or deemed to be made herein or pursuant hereto, and each indemnity provided for hereby, shall survive the execution and delivery and any termination or assignment of this Agreement or resignation or removal of the Investment Adviser.
(l)    The Company hereby acknowledges and accepts all actions that were taken by the Investment Adviser and/or recommended to the Company by the Investment Adviser prior to the Closing Date, including all actions and recommendations that were related to the anticipated purchase of assets by the Company or that were otherwise consistent with the services to be provided by the Investment Adviser to the Company pursuant to Section 1 of this Agreement prior to the Closing Date, in each case, as if this Agreement had been in effect at the time that such actions were taken or such recommendations were made.
20.    Non-Petition.
The Investment Adviser shall continue to serve as Investment Adviser under this Agreement notwithstanding that the Investment Adviser shall not have received amounts due to it under this Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Credit Agreement, and agrees not to cause the filing of an involuntary petition in bankruptcy against the Company for any reason whatsoever, including, without limitation, the non-payment to the Investment Adviser, until the payment in full of all amounts payable to the Administrative Agent or otherwise under the Credit Agreement and the expiration of a period equal to one year and one day (or, if longer, the applicable preference period then in effect) following all such payments; provided that nothing in this clause shall preclude, or be deemed to estop, the Investment Adviser (A) from taking any action prior to the expiration of the aforementioned one year and one day (or, if longer, the applicable preference period then in effect) period in (x) any case or proceeding voluntarily filed or commenced by the Company or (y) any involuntary insolvency proceeding filed or commenced against the Company, by a Person other than the Investment Adviser or its Affiliates, or (B) from commencing against the Company or any properties of the Company any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.  The provisions of this Section 20 shall survive the termination of this Agreement for any reason whatsoever.
21.    No Recourse.
The Investment Adviser hereby acknowledges and agrees that the Company’s obligations hereunder will be solely the corporate obligations of the Company, and the Investment Adviser will not have any recourse to any of the directors, officers, employees, holders of the membership interest of Company with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby.  Recourse in respect of any obligations of the Company hereunder will be limited to the Company’s assets and on the exhaustion thereof all claims against the Company arising from this Agreement or any transactions contemplated hereby shall be extinguished.  The provisions of this Section 21 shall survive the termination of this Agreement for any reason whatsoever.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this INVESTMENT MANAGEMENT AGREEMENT to be executed by their respective authorized representatives on the day and year first above written.

Barings BDC Senior Funding I, LLC By: Barings LLC as Investment Adviser

By:	/s/ Scott E. Chappell
Name: Scott E. Chappell
Title: Managing Director

BARINGS LLC

By:	/s/ Eric Lloyd
Name: Eric Lloyd
Title: Managing Director

[Signature Page to Investment Management Agreement]